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                                                       EXHIBIT 23.1 TO FORM 11-K
                                                       MPSI SYSTEMS INC.
                                                       MATCHING INVESTMENT PLAN



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32503) pertaining to the MPSI Systems Inc. Matching Investment Plan and in the related Prospectus of our report dated June 26, 2003, with respect to the financial statements and supplemental schedule of the MPSI Systems Inc. Matching Investment Plan included in this annual Report (Form 11-K) for the year ended December 31, 2002.



/s/  Tullius Taylor Sartain & Sartain LLP


Tulsa, Oklahoma
June 26, 2003